Exhibit 10.18

AGREEMENT

This Agreement is dated as of December 20, 2012 (the “Agreement”) by and among             ,              and Xenonics Holdings, Inc., a Nevada corporation (the “Company”).

RECITALS

A. Each of                      and                      is the holder of a promissory note of the Company in the principal amount of $500,000 (together the “Company Notes”). Each of the Company Notes provides that principal is due on December 31, 2012, and each of the Company Notes is secured by substantially all of the assets of the Company.

B. The parties have agreed to extend the maturity date of the Company Notes to January 15, 2013 upon the terms and conditions as set forth herein.

C. Each of                      and                      has agreed to lend the Company an additional $37,500 upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company,                      and                      agree as follows:

1.                      and                      each agree that, effective as of the Closing, the maturity date of the Company Notes shall be extended from December 31, 2012 to January 15, 2013. The Company Notes shall not be modified in any other respect and shall continue to be secured by substantially all of the assets of the Company.

2. At the Closing,                      and                      each agree to purchase an additional $37,500 in principal amount of notes of the Company (the “Additional Notes”). The Additional Notes shall contain the terms and conditions set forth in the form attached hereto as Exhibit “A”. Each of the Additional Notes shall provide for a maturity date of January 15, 2013, interest at the rate of 13% payable and shall be secured by substantially all of the assets of the Company.

3. The Closing of the transactions contemplated by this Agreement shall take place on or before December 20, 2012.

Signatures on following page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

XENONICS HOLDINGS, INC.

By:
Alan M. Magerman
Title: Chief Executive Officer

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